Exhibit 99.1

DCP MIDSTREAM PARTNERS TO PARTICIPATE IN THE NAPTP MLP INVESTOR CONFERENCE

DENVER, May 19, 2015 – DCP Midstream Partners, LP (NYSE: DPM) today announced that Wouter van Kempen, chairman and chief executive officer, and Sean O’Brien, group vice president and chief financial officer, are scheduled to participate in investor meetings at the 2015 MLP Investor Conference, sponsored by the National Association of Publicly Traded Partnerships, Wednesday through Friday, May 20-22, 2015, in Orlando, Florida.

A copy of the slides to be provided at the event will be available Tuesday morning on the DCP Midstream Partners' website at www.dcppartners.com under the Investor/presentations tab. The slides will provide information on our capital outlook and financial position as well as an update on the DCP 2020 strategy and our hedge position.
ABOUT DCP MIDSTREAM PARTNERS, LP
DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and recovering and selling condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LP, which in turn is managed by its general partner, DCP Midstream GP, LLC, which is wholly-owned by DCP Midstream, LLC, a joint venture between Phillips 66 and Spectra Energy. For more information, visit the DCP Midstream Partners, LP website at www.dcppartners.com.

MEDIA RELATIONS:	Sarah Rasmussen
Phone:	303-446-4170
INVESTOR RELATIONS:	Andrea Attel
Phone:	303-605-1741

###